Exhibit 99.1

BakBone Corporate Contact:	BakBone Media Contact:
Steve Martin	Amber Winans
858-795-7525	858-795-7584
IR@bakbone.com	amber.winans@bakbone.com

FOR IMMEDIATE RELEASE

BakBone Files Outstanding Reports with SEC

BakBone Files 10-K for Fiscal Year 2008

and Two Reports on Form 10-Q for Fiscal Year 2009

SAN DIEGO, Calif. — February 3, 2009 — BakBone Software, Incorporated (Pink Sheets: BKBO), a global provider of heterogeneous integrated data protection solutions, today announced that it has filed with the Securities and Exchange Commission its annual report on Form 10-K for its fiscal year ended March 31, 2008 and its quarterly reports on Form 10-Q for each of the periods ended June 30, 2008 and September 30, 2008.

The annual report contains consolidated financial information as of and for fiscal years ended March 31, 2007 and 2008, and for each of the quarters of fiscal years ended March 31, 2007 and 2008. Additionally, the Company filed quarterly reports on Form 10-Q for the first and second quarters of fiscal year 2009. BakBone has now disclosed the financial results for all historical periods for which reports were due.

“We are very pleased to have concluded the audit work for fiscal years 2007 and 2008,” said Jim Johnson, CEO, BakBone. “This is a significant and important event for the Company. We look forward to providing current financial information to our investors and establishing our status as a current filer with the SEC and the Canadian Securities Commissions.”

Conference Call Information

The company has scheduled a conference call for February 9 at 2:00 p.m. PST to discuss key items related to the financial reports filed with the SEC and to discuss the financial results for the third quarter ended December 31, 2008. The call will be hosted by Jim Johnson, CEO of BakBone, and Steve Martin, CFO.

This call will be webcast and can be accessed at www.bakbone.com by clicking on “Company Info” and then “Investor Relations.” The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.

About BakBone Software

BakBone is committed to making data protection a simple, straightforward process while delivering its Integrated Data Protection (IDP) strategy through an award-winning product suite. This suite provides unprecedented capabilities not only to protect critical data – but more importantly, to ensure the availability of that data as well. BakBone’s products offer a single point of control for managing resources across all platforms, providing improved operational efficiency, reduced system downtime, improved availability and enhanced security to support the business growth of enterprise environments. Thousands of users worldwide leverage BakBone’s IDP approach to simplify the management of multi-platform environments with a portfolio of backup, disaster recovery, replication and storage reporting solutions for Linux, Windows, Unix and Mac OS environments. These scalable data protection solutions address the demands of Global 5000 organizations and are distributed through a worldwide network of select OEM partners, strategic partners, resellers and solution providers. BakBone is headquartered in San Diego, Calif. For more information about BakBone, visit www.bakbone.com or email info@bakbone.com.

Safe Harbor

This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors, which, if they do not materialize or prove correct, could cause BakBone’s results to differ materially from historical results, or those expressed or implied by such forward-looking statements. The potential risks and uncertainties may include, but are not limited to: BakBone’s ongoing review of its financial statements and efforts to become current in its reporting with the Securities and Exchange Commission and the Canadian Securities Commissions; the deteriorating economic and market conditions that could lead to reduced spending on information technology products; competition in our target markets; potential capital needs; management of future growth and expansion; the development, implementation and execution of the Company’s Integrated Data Protection (IDP) strategic vision; risk of third-party claims of infringement; protection of proprietary information; customer acceptance of the Company’s existing and newly introduced products and fee structures; and the success of BakBone’s brand development efforts; risks associated with strategic alliances; reliance on distribution channels; product concentration; need to develop new and enhanced products; potential product defects; our ability to hire and retain qualified employees and key management personnel; and risks associated with changes in domestic and international market conditions and the entry into and development of international markets for the Company’s products. Our forward-looking statements should be considered in the context of these and other risk factors disclosed in our most recent report filed with the Securities and Exchange Commission, which may be found at www.sec.gov, as well as those risk factors disclosed in our current report filed with the Canadian Securities Commissions, which is available on SEDAR at www.sedar.com. All future written and oral forward-looking statements made by us or on our behalf are also subject to these factors. BakBone assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made, other than as required under applicable securities laws.

The common shares of BakBone Software are currently subject to cease trade orders in the Canadian jurisdictions of Alberta, British Columbia and Ontario due to delays in the filing of the Company’s financial statements. Although these cease trade orders do not prevent investors, who are not resident in or otherwise subject to the laws of Alberta, British Columbia or Ontario, from trading the common shares of BakBone on the Pink Sheets in the United States, investors are encouraged to obtain legal advice to ensure that these trades are not violating the cease trade orders. BakBone continues to work to resolve all outstanding issues related to the cease trade orders, however an exact date for the lifting of those orders cannot be determined at this time.

BakBone®, BakBone Software®, NetVault®, Application Plugin Module™, BakBone logo®, Integrated Data Protection™, Redefining Data Protection™, Constant Data™, Constant Data logo™, Constant Replicator™, OnDemand Replicator™, and Constant HA Cluster™, are all trademarks or registered trademarks of BakBone Software, Inc., in the United States and/or in other countries. All other brands, products or service names are or may be trademarks, registered trademarks or service marks of, and used to identify, products or services of their respective owners.

BAKBONE SOFTWARE INCORPORATED

Condensed Consolidated Balance Sheets

(unaudited, in thousands)

	September 30, 2008	March 31, 2008	March 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$8,118	$9,496	$10,679
Restricted cash	338	598	592
Accounts receivable, net	8,795	12,449	8,572
Prepaids and other current assets	1,088	1,780	1,981

Total current assets	18,339	24,323	21,824
Property and equipment, net	3,461	3,558	3,506
Intangible assets, net	989	1,177	1,727
Goodwill	7,615	7,615	7,615
Other assets	1,071	1,167	1,074

Total assets	$31,475	$37,840	$35,746

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$1,865	$3,118	$3,568
Accrued liabilities	6,223	6,833	6,201
Current portion of deferred revenue	43,339	44,890	37,159

Total current liabilities	51,427	54,841	46,928
Deferred revenue, excluding current portion	49,990	51,810	44,742
Other liabilities	1,137	1,418	2,296

Total liabilities	102,554	108,069	93,966

Shareholders’ deficit	(71,079)	(70,229)	(58,220)

Total liabilities and shareholders’ deficit	$31,475	$37,840	$35,746

BAKBONE SOFTWARE INCORPORATED

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Year ended March 31,
	2008	2007
Revenues, net	$50,869	$43,065
Cost of revenues	6,146	5,835

Gross profit	44,723	37,230

Operating expenses:
Sales and marketing	28,782	24,007
Research and development	10,274	9,589
General and administrative	15,178	16,689

Total operating expenses	54,234	50,285

Operating loss	(9,511)	(13,055)
Realized gain on sale of marketable securities	655	—
Other operating income (loss)	1,328	(410)

Loss before income taxes	(7,528)	(13,465)
Provision (benefit) for income taxes	205	(471)

Net loss	$(7,733)	$(12,994)

Net loss per common share:
Basic and diluted	$(0.12)	$(0.20)

Weighted-average common shares outstanding:
Basic and diluted	64,542	64,530

	Three months ended September 30,		Six months ended September 30,
	2008	2007	2008	2007
Revenues, net	$13,587	$12,522	$27,258	$24,097
Cost of revenues	1,786	1,495	3,545	2,913

Gross profit	11,801	11,027	23,713	21,184

Operating expenses:
Sales and marketing	6,662	6,491	14,182	14,505
Research and development	2,741	2,496	5,778	5,007
General and administrative	4,322	3,665	8,247	7,883

Total operating expenses	13,725	12,652	28,207	27,395

Operating loss	(1,924)	(1,625)	(4,494)	(6,211)
Realized gain on sale of marketable securities	—	237	—	426
Other operating income (loss)	142	413	(360)	(172)

Loss before income taxes	(1,782)	(975)	(4,854)	(5,957)
Provision for income taxes	55	22	135	55

Net loss	$(1,837)	$(997)	$(4,989)	$(6,012)

Net loss per common share:
Basic and diluted	$(0.03)	$(0.02)	$(0.08)	$(0.09)

Weighted-average common shares outstanding:
Basic and diluted	64,633	64,542	64,619	64,542

BAKBONE SOFTWARE INCORPORATED

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Year ended March 31,
	2008	2007
Cash flows from operating activities:
Net loss	$(7,733)	$(12,994)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,639	1,799
Loss on disposal of capital assets	22	302
Stock-based compensation	1,733	490
Operating expenses funded by financing arrangement	88	417
Gain on sale of available-for-sale securities	(655)	—
Other changes in assets and liabilities	3,903	12,522

Net cash provided by (used in) operating activities	(1,003)	2,536

Cash flows from investing activities:
Proceeds from sale of capital assets	12	—
Proceeds from sale of available-for-sale securities	709	—
Capital expenditures	(989)	(868)
Deposits of restricted cash	—	(227)

Net cash used in investing activities	(268)	(1,095)

Cash flows from financing activities:
Payments on capital lease obligations	(369)	(209)
Payments on long-term debt obligations	(418)	(238)
Proceeds from sale of shares held in employee benefit trust		23

Net cash used in financing activities	(787)	(424)

Effect of exchange rates on cash and cash equivalents	875	144

Net increase (decrease) in cash and cash equivalents	(1,183)	1,161
Cash and cash equivalents, beginning of period	10,679	9,518

Cash and cash equivalents, end of period	$9,496	$10,679

	Six months ended September 30,
	2008	2007
Cash flows from operating activities:
Net loss	$(4,989)	$(6,012)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:	—
Depreciation and amortization	815	853
Loss on disposal of capital assets	11	8
Stock-based compensation	195	1,539
Operating expenses funded by financing arrangement	—	88
Gain on sale of available-for-sale securities	—	(426)
Other changes in assets and liabilities	4,267	1,882

Net cash provided by (used in) operating activities	299	(2,068)

Cash flows from investing activities:
Proceeds from sale of available-for-sale securities	—	467
Capital expenditures	(901)	(359)
Deposits of restricted cash	227	—

Net cash provided by (used in) investing activities	(674)	108

Cash flows from financing activities:
Payments on capital lease obligations	(157)	(182)
Payments on long-term debt obligations	(226)	(229)

Net cash used in financing activities	(383)	(411)

Effect of exchange rates on cash and cash equivalents	(620)	90

Net decrease in cash and cash equivalents	(1,378)	(2,281)
Cash and cash equivalents, beginning of period	9,496	10,679

Cash and cash equivalents, end of period	$8,118	$8,398

BAKBONE SOFTWARE INCORPORATED

Reconciliation of Bookings to U.S. GAAP Revenue (1)

(unaudited, in thousands)

	Year ended March 31,
	2008	2007
Revenues sourced from current period bookings:
Total bookings for the period	$60,219	$54,509
Bookings deferred into subsequent periods	(47,183)	(42,542)

Revenues from current period bookings	13,036	11,967
Revenues sourced from prior period bookings:	37,833	31,098

Total revenues recognized in the period	$50,869	$43,065

	Three months ended September 30,		Six months ended September 30,
	2008	2007	2008	2007
Revenues sourced from current period bookings:
Total bookings for the period	$13,950	$13,531	$28,303	$26,604
Bookings deferred into subsequent periods	(13,046)	(10,898)	(26,534)	(23,192)

Revenues from current period bookings	904	2,633	1,769	3,412
Revenues sourced from prior period bookings:	12,683	9,889	25,489	20,685

Total revenues recognized in the period	$13,587	$12,522	$27,258	$24,097

(1)	We define bookings as the gross dollars invoiced through the sale of software licenses, maintenance contracts and professional services. We utilize bookings information as an operations measure, but it is not intended to replace U.S. GAAP accounting.